EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLlC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2008 relating to our audit of the financial statements of SpectraScience, Inc. and subsidiary as of December 31, 2007 and for the year then ended appearing in the Prospectus, which is a part of this Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ J.H. Cohn LLP

San Diego, California
April 29, 2009